Exhibit 10.32


                              EMPLOYMENT AGREEMENT

          THIS AGREEMENT is made and entered into as of the 1st day of December, 2000 by and between American Banknote Corporation, a Delaware corporation (hereinafter referred to as the "Company"), and Steven G. Singer, an individual (hereinafter referred to as the "Executive").

          WHEREAS, the Company wishes to retain the services of the Executive in the capacities herein set forth, and the Executive wishes to be employed by the Company in such capacities;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

          SECTION 1. EMPLOYMENT. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, upon the terms and conditions hereinafter set forth.

          SECTION 2. TERM. Subject to the provisions for earlier termination hereinafter set forth, the term of employment hereunder (the "Term") shall commence on December 1, 2000 and shall continue for a period of three (3) years, terminating on December 1, 2003. Such three-year period or any subsequent Renewal Period (as defined below) is referred to herein as the "Employment Period".

          SECTION 3. RENEWAL OF AGREEMENT. At the end of any Employment Period, this Agreement will be automatically renewed for an additional period of two (2) years (each a "Renewal Period") unless: (i) the Company, by written notice to the Executive, informs the Executive that it will not renew this Agreement or
(ii) the Executive, by written notice to the Company, informs the Company that he will not renew this Agreement. Such notice shall be provided to the Executive or to the Company, as the case may be, at least thirty (30) days prior to the end of the relevant Employment Period.

          SECTION 4. COMPENSATION. The Company agrees to provide the Executive with salary and other benefits and perquisites for all services rendered by the Executive under this Agreement in accordance with Schedule A attached hereto.

          SECTION 5. DUTIES. During the Term, the Executive shall serve as Chairman of the Board of Directors and Chief Executive Officer of the Company and each of its major operating subsidiaries.

          SECTION 6. EXTENT OF SERVICE. During the Term, the Executive shall be required to devote not more than 50% of his attention during business hours to the business and affairs of the Company and its affiliates, and to use his best efforts to perform faithfully and efficiently his responsibilities hereunder.

          SECTION 7. TERMINATION OF EMPLOYMENT.

          SECTION 7.1. The Company may immediately terminate the Executive's employment at any time during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean the Executive engaging in gross misconduct in connection with his relationship to the Company, which misconduct has caused injury to the business and affairs of the Company or an affiliate, monetary or otherwise.

          SECTION 7.3. NOTICE OF TERMINATION. Any termination by the Company for Cause shall be communicated by Notice of Termination to the Executive given in accordance with Section 11.5 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment hereunder; and (ii) specifies the termination date

          SECTION 8. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

          SECTION 8.1. If the Executive's employment is terminated for Cause during the Employment Period, this Agreement shall terminate without further obligation by the Company to the Executive under this Agreement other than the payment of the compensation set forth in Schedule A attached hereto accrued up to the effective date of such termination.

          SECTION 8.2. If the Executive's employment is terminated for any reason other than for Cause, if the Company fails to renew this agreement pursuant to Article 3, or if the Executive shall terminate his employment for Good Reason (as hereinafter defined), then the Company shall pay to the Executive a lump sum severance payment in an amount equal to 3 years of the Base Salary in effect on the date of termination.

          SECTION 8.3. The Executive may, at any time upon written notice to the Company, terminate his employment for Good Reason in the event that the Company shall at any time during the Employment Period (a) assign him to any position or duties other than those set forth in Article 5, (b) fail to re-elect him to the Board of Directors, (c) require the Executive to report to any person or entity other than the Board of Directors, (d) relocate the Company's corporate offices to any location other than Manhattan, New York, Westchester County, New York, or Bergen County, New Jersey, unless approved in writing by the Executive, or (e) reduce or otherwise materially alter the Executive's Base Salary, bonus or other benefits hereunder.


          SECTION 9. COVENANTS OF EXECUTIVE.

          SECTION 9.1 NOTICE OF RETIREMENT, RESIGNATION OR TERMINATION OF EMPLOYMENT. The Executive agrees that he will not voluntarily retire, resign or otherwise terminate his employment relationship with Company without first giving the Company at least 120 days' prior written notice of the effective date thereof.

          SECTION 9.2 EXECUTIVE COOPERATION. The Executive agrees to assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any investigation or dispute or claim of any kind involving the Company.

          SECTION 9.3 RIGHTS AND REMEDIES UPON BREACH. The Executive agrees that any breach of this Agreement would cause irreparable harm to the Company and that, in the event of such breach, the Company shall have, in addition to all other remedies at law, the right to an injunction, specific performance or other equitable relief to prevent or redress the violation of Executive's obligations hereunder.

          SECTION 10. RESTRICTIVE COVENANTS.

          SECTION 10.1 COMPANY PROPERTY. The Executive agrees that all client, supplier and distributor lists, client data, financial or other data, computer software programs, source codes, plans, contracts, agreements, literature, manuals, catalogs, brochures, books, records, research, charts, maps, correspondence and other materials furnished to the Executive by the Company or any of its affiliates, or secured through the efforts of the Executive and relating to the business conducted by the Company or any of its affiliates, are and shall remain the property of the Company, and/or its affiliates, and the Executive agrees to deliver all such materials, including all copies thereof, to the Company upon the termination of the Executive's employment hereunder, or at any other time at the Company's request.

          SECTION 10.2 CONFIDENTIALITY. Except for the benefit of the Company or any of its affiliates, the Executive agrees that the Executive will not at any time during or after the Executive's employment with the Company use, reveal, divulge or make known to any person, firm or corporation any trade secrets or confidential information relating to the business of the Company or any of its affiliates, and will retain all such knowledge and information in trust in a fiduciary capacity for the sole benefit of the Company, its affiliates and their respective successors and assigns. Such information shall include, but is not limited to: (a) confidential Company, affiliate and customer financial and other information; marketing strategies and plans, personnel strategies, plans and information; affiliation strategies and plans; cost and pricing strategies, plans and data; new product and service offerings; regulatory matters; legal matters; and internal investigations; (b) client lists, phone numbers, electronic mail addresses, electronic mail messages (sent and received), facsimile numbers, call lists, processes, techniques, diagrams, telephone records, computer software and other data; (c) memoranda, notes, procedural guidelines, fee and compensation structure, and other technical data of the Company or its affiliates or their respective clients; (d) trade secrets, business practices and procedures, research and development data, business, financial, marketing and economic plans, business models, systems and methodologies, computer output, program listings, simulated results, mathematical models, programs, algorithms, numerical techniques, and elliptical results, diaries, calendars, and rolodexes of the Company or its affiliates or their respective clients; and (e) all information pertaining to any assignments performed during the course of Executive's employment.

          SECTION 10.3 PROVISIONS SURVIVE TERMINATION OF AGREEMENT. Except as expressly provided in any other written agreement between the Company and the Executive, the provisions of this Section 10 (and Sections 8, 9 and 11) shall survive the termination of this Agreement and the Executive's employment with the Company hereunder.

          SECTION 11. GENERAL.

          SECTION 11.1 SUPERSEDES PRIOR AGREEMENTS. This Agreement supersedes all prior agreements and understandings between the Executive and the Company or any of its affiliates or their respective directors, officers, shareholders, employees, attorneys, agents or representatives, and constitutes the entire Agreement between the parties, respecting the subject matter hereof and there are no representations, warranties or commitments other than those expressed herein.

          SECTION 11.2 OTHER AGREEMENTS. The Executive represents and warrants to the Company that the Executive is not a party to or bound by, and the employment of the Executive by the Company or the Executive's disclosure of any information to the Company or its utilization of such information will not violate or breach any, employment, retainer, consulting, license, non-competition, non-disclosure, trade secrets or other agreement between the Executive and any other person, partnership, corporation, joint venture, association or other entity.

          SECTION 11.3 AMENDMENT. No modification or amendment of, or waiver under, this Agreement shall be valid unless in writing and signed by the Executive and an officer of the Company pursuant to express authority granted by the Company.

          SECTION 11.4 WAIVER. The waiver by the Company or the Executive of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

          SECTION 11.5 NOTICES. Each notice, request, demand, approval or other communication which may be or is required to be given under this Agreement shall be in writing and shall be deemed to have been properly given when received personally at the address set forth below for the intended party during normal business hours at such address, when received by facsimile or other electronic transmission at the respective facsimile transmission numbers of the parties set forth below, or when received by recognized overnight courier or by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Company:

          American Banknote Corporation
          200 Park Avenue
          New York, New York 10166-4999
          Attn:  Patrick Gentile

          with a copy to:

          Solomon, Zauderer, Ellenhorn, Frischer & Sharp
          45 Rockefeller Plaza, 7th Floor
          New York, New York  10111
          Attn:  Robert L. Mazzeo
          Tel:  (212) 956-3700
          Fax:  (212) 956-4068


          If to the Executive:

          Steven G. Singer
          10 Loman Court
          Cresskill, New Jersey 07626

or such other address as he may from time to time designate to the Company.

          Notices may be given to such other address or addresses or by way of such other facsimile transmission number, as a particular party may from time to time designate by written notice to the other party hereto. Each notice, request, demand, approval or other communication which is sent in accordance with this Section shall not be deemed delivered, given and received for all purposes of this Agreement until actually received by the other party.

          SECTION 11.6 SUCCESSORS; ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive and their respective heirs, personal representatives, permitted assignees and successors. Neither party may assign this Agreement; provided, however, that the Company may, without the prior consent of the Executive, assign this Agreement to an affiliate or to an entity to which the Company has sold all or substantially all of its assets. The Company shall obtain an agreement from a successor who purchases all or substantially all of the assets of the Company to assume and agree to perform this Agreement.

          SECTION 11.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws provisions thereof. The parties agree that the personal jurisdiction and venue of any action brought under this Agreement shall be in the state or federal courts located in New York State.

          SECTION 11.8 HEADINGS. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

          SECTION 11.9 UNENFORCEABLE TERMS. In the event any term or provision of this Agreement shall for any reason be invalid, illegal, or unenforceable in any respect, this Agreement shall be interpreted and construed as if such term or provision had never been included herein and the validity and enforceability of any other provision hereof shall be unaffected thereby.

          SECTION 11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same agreement.

                                             [Signature Page to Follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.





AMERICAN BANKNOTE CORPORATION



By:
   -----------------------------
   Name:
   Title:


------------------------------------
STEVEN G. SINGER

                                   SCHEDULE A
                                       TO
                              EMPLOYMENT AGREEMENT
                            BETWEEN STEVEN G. SINGER
                        AND AMERICAN BANKNOTE CORPORATION

                                  COMPENSATION

          1. SALARY. During the Term, the Company shall pay to the Executive a monthly salary ("Base Salary") of no less than $15,000, payable in equal installments twice per month.

          2. SALARY INCREASES. On September 1 of each year during the Term, the Base Salary shall be increased by not less than 10%. In the event that the duties set forth in Article 5 above require Executive to devote more than 50% of his attention during business hours to the business and affairs of the Company and its affiliates, the Base Salary (as defined in Schedule A) shall be adjusted proportionally. In the event that the duties set forth in Article 5 above require Executive to devote the equivalent of full-time services (i.e. an average of 35 hours or more each week) to the business and affairs of the Company and its affiliates, the Base Salary (as defined in Schedule A) shall be adjusted to not less than 200% of the prior Base Salary . In the event of any increase in the Base Salary for any reason, the increased amount shall automatically become the Base Salary.

          3. BONUS. In each year during the Term, the Company shall pay to the Executive a bonus in an amount equal to 50% of the Base Salary at the end of such year, based upon achieving budgeted annual EBITDA targets. Each year, the Compensation Committee of the Board of Directors shall establish a bonus plan, which plan shall provide for partial bonus upon partial achievement of EBITDA targets and excess bonus upon exceeding EBITDA targets.

          4. OTHER BENEFITS. The Executive shall be entitled to participate in and receive the benefits of any and all stock option, pension, retirement, vacation, profit sharing, health, disability, insurance and other benefit plans, programs and policies, if any, which may be maintained by the Company from time to time during the Term, or may elect to receive the cash value thereof in lieu of participation.

          5. LIFE INSURANCE. In addition to the other benefits and perquisites offered to key executives of the Company, the Company shall obtain and pay for a life insurance policy insuring against the death of the Executive in the amount of at least $1,000,000, and naming such beneficiaries as the Executive shall designate from time to time..

          6. EXPENSES. The Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred in connection with his employment hereunder, in accordance with Company policy.